DANIEL R. LEONARD
CERTIFIED PUBLIC ACCOUNTANT
2155 DAUPHIN ST
MOBILE, AL  36606

Tel 251.455.1168

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

March 3, 2016

TO THE BOARD OF DIRECTORS
Punch TV Studios, Inc.

We consent to the use in this Offering Statement on Form 1-A of Punch Studios, Inc. of our report dated March 3, 2016, relating to our audits of the financial statements, which is part of this Offering Statement, and to the reference to our firm under the captions “Experts” and “Selection Financial and Other Data” in such Offering Statement.

Signature,

/s/ Daniel R. Leonard
DANIEL R. LEONARD
March 3, 2016